Exhibit 99.1
Via Announces Fourth Quarter and Full Year 2025 Results
In Q4, revenue grew 30% as Via executed on its vision to lead a generational transformation of public transit for cities and local government
Q4 revenue of $119 million and Annual Run-Rate Revenue of $476 million, up 30% year-over-year.
•Via’s strongest ever quarter for net new Platform Revenue.
•Marking 8 consecutive quarters of consistent 30% or more year-over-year Platform Revenue growth.
•Continued strength in the US with 39% year-over-year Platform Revenue growth.
Q4 customer count of 821, an increase of 23% year-over-year.
Acquired Downtowner on December 12, 2025, a transportation technology solution focused on Destination Cities.
Closed the year with $371 million of cash, no debt and $86 million of available capacity under our credit facility as of December 31, 2025.

NEW YORK, NY, February 27, 2026 -- Via Transportation Inc (NYSE: VIA), the world’s leading platform for public transit software and services, today announced financial results for the fourth quarter and full year ended December 31, 2025.
“We are delighted with our outstanding results in Q4 and in 2025 as a whole. We have surpassed our fourth quarter and annual guidance across all key metrics and, in our early days as a public company, continued to demonstrate our ability to execute at the highest levels and sustain revenue growth at 30% year-over-year." said Daniel Ramot, Via’s Co-founder and Chief Executive Officer. "As we look ahead to 2026, our continued focus on innovation will be a key driver of our success. While we are in the early days of transforming a massive market, we have established ourselves as the category leader. We are embedding AI across our platform – automating key workflows, improving the learning and decision-making power of our algorithms, and leveraging Via’s proprietary data to generate deep insights and proactive recommendations for our customers. We are excited about the opportunities and the pipeline ahead of us, as is evident from our guidance for 2026, where we expect to achieve over 25% revenue growth and reach profitability.”
Fiscal Fourth Quarter and Full Year 2025 Financial and Operational Highlights:

Q4 2025	Q4 2024	Change
(in thousands, except percentages and customer count)
Key Business Metrics:
Platform Annual Run-Rate Revenue (1)	$475,636	$366,736	30%
Customer Count (2)	821	665	23%

Financial Highlights:
Revenue	$118,909	$91,684	30%

Gross Profit	$46,953	$36,979	27%
Adjusted Gross Profit (3)	$47,404	$37,649	26%
Adjusted Gross Margin (3)	40%	41%	(1)	pt

Adjusted EBITDA (3)	$(7,384)	$(8,906)	N/M
Adjusted EBITDA Margin (3)	(6)%	(10)%	4	pts

Net Loss	$(21,936)	$(18,898)	N/M
Adjusted Net Loss (3)	$(4,796)	$(10,264)	N/M

	FY 2025	FY 2024	Change
	(in thousands, except percentages)
Financial Highlights:
Revenue	$434,337	$337,630	29%
Platform Revenue	$434,337	$330,841	31%

Gross Profit	$171,800	$130,840	31%
Adjusted Gross Profit (3)	$173,596	$133,508	30%
Adjusted Gross Margin (3)	40%	40%	—	pt

Adjusted EBITDA (3)	$(33,394)	$(54,392)	N/M
Adjusted EBITDA Margin (3)	(8)%	(16)%	8	pts

Net Loss	$(96,361)	$(90,552)	N/M
Adjusted Net Loss (3)	$(31,865)	$(56,451)	N/M
(1)Platform Annual Run-Rate Revenue for any quarter represents our Platform Revenue for that quarter multiplied by four.
(2)Customer Count as of the last date in any quarter represents the number of distinct legal entities which generated Platform revenue in that quarter. The Downtowner acquisition contributed 94 customers.
(3)This press release uses non-GAAP financial measures that adjust GAAP financial measures for the impact of various items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “GAAP to Non-GAAP Reconciliation” below for additional information.

First Quarter and Full Year 2026 Outlook:
Our guidance includes non-GAAP measures. For the first quarter and full year 2026, Via expects the following:

	Q1 2026	FY 2026
Revenue	$123.3M - $123.8M	$542.9M - $545.1M
YoY Growth %	25.0% - 25.5%	25.0% - 25.5%
Adjusted EBITDA (1)	($7.25)M - ($6.75)M	($12.5)M - ($7.5)M
Adjusted EBITDA Margin (1)	(5.9)% - (5.5)%	(2.3)% - (1.4)%
Profitability	Q4 2026 Adj. EBITDA > $0
(1)Via is not able, at this time, to provide an outlook for GAAP net loss or a reconciliation of expected Adjusted EBITDA to GAAP net loss for the first quarter or full year 2026 because of the difficulty of estimating certain items excluded from Adjusted EBITDA that cannot be reasonably calculated or predicted without unreasonable efforts. For example, charges related to stock-based compensation and related employer payroll taxes expense require additional inputs, such as the number and value of awards granted, that are not currently ascertainable.

Conference Call Details
Via will host a conference call to discuss its fourth quarter fiscal year 2025 results at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) on February 27, 2026. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations Web site at investors.ridewithvia.com. Participants who choose to call in to the conference call can do so by dialing (800) 715-9871 or +1 (646) 307-1963 and entering the conference ID: 1199104. A replay of the call will be available and archived via webcast at investors.ridewithvia.com.

About Via
Via is the technology backbone of a modern transportation network. We transform public transportation systems into dynamic networks, based on data and demand. Cities and transit agencies around the world adopt Via’s suite of software and technology-enabled services to replace fragmented legacy systems and consolidate operations. As a result, Via lowers the cost of providing transit, improves the passenger experience, and brings more riders on board. Today, the Via platform is utilized by hundreds of cities across more than 30 countries to create public transportation systems that connect people with jobs, healthcare, and education.
Non-GAAP Financial Measures
We report certain non-GAAP financial measures, not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures include Adjusted Gross Profit, Adjusted Research and Development expense, Adjusted Sales and Marketing expense, Adjusted General and Administrative expense, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Loss. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s results as reported under GAAP. Because not all companies calculate non-GAAP financial information identically, the presentations herein may not be comparable to other similarly titled measures used by other companies. The Company’s presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results will be unaffected by other unusual or non-recurring items. Further, such non-GAAP financial information of the Company should be considered in addition to, and not as superior to or as a substitute for, the historical consolidated financial statements of the Company prepared in accordance with GAAP. We urge you to review the reconciliations of the non-GAAP measures to their directly comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, and that reflect our current views with respect to, among other things, future events, and our future business, financial condition, results of operations, and prospects. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates, and projections about our industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. We cannot guarantee that future results reflected in the forward-looking statements will occur. Important factors that could cause actual results to differ materially include, but are not limited to the risks and uncertainties described in our Annual Report on Form 10-K filed in connection with this earnings and other filings with the Securities and Exchange Commission (SEC). Except to the extent required by law, we do not undertake to update any of the information contained in this press release.
Media Contact: press@ridewithvia.com
Investor Relations: ir@ridewithvia.com

VIA TRANSPORTATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2025	2024	2025	2024
Revenue	$118,909	$91,684	$434,337	$337,630
Cost of revenue (1)(2)	71,956	54,705	262,537	206,790
Gross profit	46,953	36,979	171,800	130,840
Operating expenses:
Research and development (1)	25,138	21,363	92,352	88,987
Sales and marketing (1)	18,591	14,767	67,423	55,484
General and administrative (1)(2)	27,615	17,704	88,641	70,265
Total operating expenses	71,344	53,834	248,416	214,736
Operating loss	(24,391)	(16,855)	(76,616)	(83,896)
Interest income	3,335	435	5,272	2,195
Interest expense	(371)	(1,871)	(7,343)	(4,291)
Loss on extinguishment of convertible notes	—	—	(10,949)	—
Other income (expense), net	(122)	(298)	(4,204)	(2,670)
Loss before provision for income taxes	(21,549)	(18,589)	(93,840)	(88,662)
Provision for income taxes	(387)	(309)	(2,521)	(1,890)
Net loss	(21,936)	(18,898)	(96,361)	(90,552)
Net income (loss) attributable to noncontrolling interest	—	(112)	—	(271)
Net loss attributable to common stockholders	$(21,936)	$(18,786)	$(96,361)	$(90,281)
______________
(1)Includes stock-based compensation and related employer payroll taxes as follows:

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2025	2024	2025	2024
Cost of revenue	$56	$58	$203	$227
Research and development	3,540	1,721	8,626	6,583
Sales and marketing	2,895	1,286	7,340	4,023
General and administrative	7,905	2,314	15,083	10,393
Total	$14,396	$5,379	$31,252	$21,226
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2025	2024	2025	2024
Cost of revenue	$395	$612	$1,593	$2,441
General and administrative	690	794	3,065	3,174
Total	$1,085	$1,406	$4,658	$5,615

:

VIA TRANSPORTATION, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31, 2025	December 31 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$370,914	$77,905
Accounts receivable—net of allowance of $24 and $127 as of December 31, 2025 and December 31, 2024, respectively	81,572	73,760
Prepaid expenses and other current assets	17,065	11,537
Total current assets	469,551	163,202
NONCURRENT ASSETS:
Restricted cash and cash equivalents	1,171	1,084
Property and equipment—net	13,395	11,189
Operating lease right-of-use assets	18,319	15,193
Deferred tax assets	529	401
Intangible assets—net	36,025	26,324
Goodwill	192,305	160,134
Other noncurrent assets	1,800	1,242
Total noncurrent assets	263,544	215,567
TOTAL ASSETS	$733,095	$378,769

VIA TRANSPORTATION, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$4,427	$3,915
Accrued expenses and other current liabilities	24,886	19,345
Operating lease liabilities	9,749	8,307
Deferred revenue	26,893	22,644
Insurance payables	15,144	12,186
Accrued compensation and benefits	13,136	10,152
Total current liabilities	94,235	76,549
NONCURRENT LIABILITIES:
Operating lease liabilities	9,378	7,264
Line of credit	—	35,000
Convertible notes	—	32,035
Derivatives liability	—	18,819
Deferred revenue	1,746	1,899
Total noncurrent liabilities	11,124	95,017
Total liabilities	105,359	171,566
CONVERTIBLE PREFERRED STOCK, $0.00001 PAR VALUE	—	1,195,058
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock	—	—
Common stock	—	—
Class A common stock	1	—
Class B common stock	—	—
Class C common stock	—	—
Additional paid-in capital	1,811,349	109,447
Accumulated other comprehensive income (loss)	7,702	(1,584)
Accumulated deficit	(1,191,316)	(1,094,955)
Total stockholders’ equity (deficit) attributable to stockholders of Via	627,736	(987,092)
Noncontrolling interest	—	(763)
Total stockholders’ equity (deficit)	627,736	(987,855)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)	$733,095	$378,769

VIA TRANSPORTATION, INC.
CONSOLIDATED STATEMENTS OF CASHFLOWS
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
OPERATING ACTIVITIES:
Net loss	$(21,936)	$(18,898)	$(96,361)	$(90,552)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,053	2,219	8,529	9,126
Stock-based compensation	14,396	5,379	30,341	21,226
Provision for deferred taxes	655	32	(120)	222
Noncash operating lease expense	2,609	1,781	9,041	6,073
Revaluation of warrants liability	—	1,174	(2,273)	4,500
Revaluation of convertible notes' embedded derivative feature	—	370	9,312	370
Amortization of convertible notes' discount	—	814	4,819	814
Loss on extinguishment of convertible notes	—	—	10,949	—
Changes in operating assets and liabilities:
Accounts receivable	6,615	(5,441)	(1,700)	(15,554)
Prepaid expenses and other assets	(2,058)	(305)	(4,642)	(68)
Accounts payable	(1,891)	(4,710)	(324)	(2,709)
Accrued expenses and other current liabilities	1,656	(185)	4,156	1,552
Operating lease liabilities	(1,920)	(1,465)	(8,461)	(6,521)
Deferred revenue	272	(760)	359	596
Accrued compensation and benefits	(299)	916	2,547	(914)
Insurance payables	(607)	1,425	2,959	1,877
Net cash used in operating activities	(455)	(17,654)	(30,869)	(69,962)
INVESTING ACTIVITIES:
Purchase of property and equipment	(326)	(217)	(1,663)	(1,079)
Capitalized internal-use software	(1,029)	(876)	(4,251)	(3,372)
Acquisitions—net of cash acquired	(39,892)	—	(39,892)	—
Net cash used in investing activities	(41,247)	(1,093)	(45,806)	(4,451)
FINANCING ACTIVITIES:
Proceeds from issuance of Series E convertible preferred stock upon exercise of warrants	—	—	20,000	—
Proceeds from line of credit	—	—	—	40,000
Repayment of line of credit	(25,000)	(5,000)	(35,000)	(5,000)
Proceeds from issuance of convertible notes	—	42,500	7,500	42,500
Proceeds from exercise of stock options	3,794	1,576	13,746	2,828
Proceeds from initial public offering, net of underwriting discounts and commissions	58,543	—	366,414	—
Payments of initial public offering costs	(2,961)	—	(4,012)	—
Payment of issuance fees	—	(50)	(322)	(50)
Net cash provided by financing activities	34,376	39,026	368,326	80,278
EFFECT OF FOREIGN EXCHANGE ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AND CASH EQUIVALENTS	119	(658)	1,445	(477)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AND CASH EQUIVALENTS	(7,207)	19,621	293,096	5,388
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AND CASH EQUIVALENTS—Beginning of period	379,292	59,368	78,989	73,601
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AND CASH EQUIVALENTS—End of period	$372,085	$78,989	$372,085	$78,989

VIA TRANSPORTATION, INC.
GAAP TO NON-GAAP RECONCILIATION

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit represents gross profit excluding stock-based compensation and related employer payroll taxes and amortization of acquired intangibles. Adjusted Gross Margin represents Adjusted Gross Profit as a percentage of revenue.

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2025	2024	2025	2024
Gross profit	$46,953	$36,979	$171,800	$130,840
Gross profit margin	39%	40%	40%	39%
Stock-based compensation and related employer payroll taxes	56	58	203	227
Amortization of acquired intangibles (1)	395	612	1,593	2,441
Adjusted Gross Profit	$47,404	$37,649	$173,596	$133,508
Adjusted Gross Margin	40%	41%	40%	40%
(1)Amortization of acquired intangibles includes developed technology resulting from our acquisitions of Remix, Citymapper and Downtowner.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA represents net loss excluding certain items that we do not consider indicative of our ongoing business performance: interest income, interest expense, loss on extinguishment of convertible notes, provision for income taxes, depreciation and amortization, stock-based compensation and related employer payroll taxes, other (income) expense, net, which consists primarily of changes in the fair value of derivatives and foreign currency transaction gains and losses, and other non-recurring or non-cash items impacting net income (loss) such as patent litigation costs related to the RideCo litigation (a patent litigation in which Via won a trial in January 2025), and transaction costs related to our IPO and historical M&A activity. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue.

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2025	2024	2025	2024
Net loss	$(21,936)	$(18,898)	$(96,361)	$(90,552)
Interest Income	(3,335)	(435)	(5,272)	(2,195)
Interest expense	371	1,871	7,343	4,291
Loss on extinguishment of convertible notes	—	—	10,949	—
Provision for income taxes	387	309	2,521	1,890
Other (income) expense, net (1)	122	298	4,204	2,670
Depreciation and amortization (2)	1,460	1,819	6,264	7,530
Stock-based compensation and related employer payroll taxes	14,396	5,379	31,252	21,226
Patent litigation costs (3)	311	398	2,909	310
Transaction costs (4)	840	353	2,797	438
Adjusted EBITDA	$(7,384)	$(8,906)	$(33,394)	$(54,392)
Net loss margin	(18)%	(21)%	(22)%	(27)%
Adjusted EBITDA Margin	(6)%	(10)%	(8)%	(16)%
(1)Other income (expense) consists primarily of non-cash losses relating to the change in the fair value of warrants to purchase convertible preferred stock, which were exercised in February 2025 and the convertible notes embedded derivative feature.
(2)Excludes amortization of internal-use software.
(3)Patent Litigation costs relate to the RideCo litigation in which Via won a trial in January 2025 and defending the verdict on appeals.
(4)Transaction costs include nonrecurring costs incurred in relation to our IPO and business combinations.

Adjusted operating expenses
Adjusted Research and Development expense, Adjusted Sales and Marketing expense and Adjusted General and Administrative Expense represent the respective GAAP measures excluding certain items that we do not consider indicative of our ongoing business performance: depreciation and amortization, stock-based compensation and related employer payroll taxes, and other non-recurring items such as patent litigation costs related to the RideCo litigation (a patent litigation in which Via won a trial in January 2025), and transaction costs related to our IPO and historical M&A activity.

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2025	2024	2025	2024
GAAP research and development expense	$25,138	$21,363	$92,352	$88,987
Depreciation	(118)	(147)	(513)	(795)
Stock-based compensation and related employer payroll taxes	(3,540)	(1,721)	(8,626)	(6,583)
Transaction costs (1)	(162)	—	(351)	—
Adjusted Research and Development expense	$21,318	$19,495	$82,862	$81,609

GAAP sales and marketing expense	$18,591	$14,767	$67,423	$55,484
Stock-based compensation and related employer payroll taxes	(2,895)	(1,286)	(7,340)	(4,023)
Transaction costs (1)	(60)	—	(373)	—
Adjusted Sales and Marketing expense	$15,636	$13,481	$59,710	$51,461

GAAP general and administrative expense	$27,615	$17,704	$88,641	$70,265
Depreciation and amortization	(947)	(1,064)	(4,158)	(4,312)
Stock-based compensation and related employer payroll taxes	(7,905)	(2,314)	(15,083)	(10,393)
Patent litigation costs (2)	(311)	(398)	(2,909)	(310)
Transaction costs (1)	(618)	(353)	(2,073)	(438)
Adjusted General and Administrative expense	$17,834	$13,575	$64,418	$54,812
(1)Transaction costs include nonrecurring costs incurred in relation to our IPO and business combinations.
(2)Patent Litigation costs relate to the RideCo litigation in which Via won a trial in January 2025 and defending the verdict on appeals.

Adjusted Net Loss
Adjusted Net Loss represents net loss excluding certain items that we do not consider indicative of our ongoing business performance: amortization of discount on convertible notes, loss on extinguishment of convertible notes, changes in the fair value of derivatives, depreciation and amortization, stock-based compensation and related employer payroll taxes, and other non-recurring or non-cash items impacting net loss such as patent litigation costs related to the RideCo litigation (a patent litigation in which Via won a trial in January 2025), transaction costs related to our IPO and historical M&A activity, and other income related to employee retention credit under the CARES Act.

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2025	2024	2025	2024
GAAP net loss	$(21,936)	$(18,898)	$(96,361)	$(90,552)
Amortization of discount on convertible notes	—	800	4,819	800
Loss on extinguishment of convertible notes	—	—	10,949	—
Revaluation of warrants liability	—	1,174	(2,273)	4,500
Revaluation of convertible notes embedded derivative feature	—	370	9,312	370
Employee retention credit	(231)	(1,857)	(2,483)	(1,857)
Depreciation and amortization (1)	1,460	1,819	6,264	7,530
Stock-based compensation and related employer payroll taxes	14,396	5,379	31,252	21,226
Patent litigation costs (2)	311	398	2,909	310
Transaction costs (3)	840	353	2,797	438
Provision for income tax benefit of adjustments	364	198	950	784
Adjusted Net Loss	$(4,796)	$(10,264)	$(31,865)	$(56,451)
(1)Excludes amortization of internal-use software.
(2)Patent Litigation costs relate to the RideCo litigation in which Via won a trial in January 2025 and defending the verdict on appeals.
(3)Transaction costs include nonrecurring costs incurred in relation to our IPO and business combinations.